UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 9, 20055

PIPELINE DATA INC.

(Exact name of small business issuer in its charter)

Delaware	7389	13-3953764
(State or jurisdiction of	(Primary Standard Indus.	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No)

1515 Hancock Street, Suite 301, Hancock Plaza

Quincy, Massachusetts 02169

(617) 405-2600

(Address and telephone number of principal executive offices)

MacAllister Smith

1515 Hancock Street, Suite 301, Hancock Plaza

Quincy, Massachusetts 02169

(617) 405-2600

(Name, address and telephone number of agent for service)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 7.01 REGULATION FD DISCLOSURE

On December 9, 2005, Pipeline Data Inc. announced that its 2005 Annual Meeting of Stockholders has been rescheduled to be held on January 12, 2006 at the Harbor Beach Marriott Resort & Spa located at 3030 Holiday Drive, Fort Lauderdale, Florida at 10:00 a.m. EST. The meeting will be webcast live and can be accessed through Pipeline Data’s Web site at www.pipelinedata.com by selecting the investor relations tab. The webcast will be archived and available at the site for up to 12 months.

The meeting will be held for the purposes of electing seven (7) members of the Board of Directors to serve until the 2006 Annual Meeting of Stockholders, to approve an eight for one reverse stock split of the company’s issued and outstanding common stock ($.001 par value), to approve the adoption of the company’s 2005 Stock Option Plan, to ratify the appointment of Drakeford & Drakeford, LLC as the company’s independent auditors for the fiscal year ending December 31, 2005 and to transact such other business as may properly be brought before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on November 28, 2005 as the record date for the Meeting. Only stockholders of record on the stock transfer books of the company at the close of business on that date are entitled to notice of, and to vote at, the Meeting.

The full text of the press release is set forth in Exhibit 99 hereto.

The information in this Form 8-K and the attached Exhibit is being furnished pursuant to Item 7.01 "Regulation FD Disclosure" shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pipeline Data Inc.
Dated:	December 9, 2005	By:	/s/ MacAllister Smith
		Name:	MacAllister Smith
		Title:	Chief Executive Officer